EXHIBIT 10.4

HNI Corporation 2021 Stock-Based Compensation Plan:
Performance Share Unit Award Agreement

Congratulations on your selection as a Participant who will receive Performance Share Units under the HNI Corporation 2021 Stock-Based Compensation Plan (the “Plan”). This Award Agreement provides a brief summary of your rights under the Plan. Capitalized terms found but not defined in this Award Agreement are defined in the Plan.

The Plan provides complete details of all of your rights under the Plan and this Award Agreement, as well as all of the conditions and limitations affecting your rights. If there is any inconsistency between the terms of this Award Agreement and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Award Agreement.

Overview of Your Performance Share Unit Grant

1.Number of Performance Share Units Granted: Number of Awards Granted
2.Grant Date: Grant Date

3.Vesting of Performance Share Units: Subject to the terms of Section 7 and 8 below, the Performance Share Units shall vest on Cliff Vesting Date (the “Vesting Date”), provided that (i) you remain continuously employed by the Company through such Vesting Date and (ii) the Performance Measures determined by the Committee and set forth on Exhibit A for the period between January 1, 20[21]and the Vesting Date (the “Performance Period”) have been met as of such Vesting Date.
4.Impact of Vesting of Performance Share Units: Within 2½ months after the Vesting Date, or such earlier date on which the Performance Share Units vest pursuant to Section 8 below, the Company shall issue or deliver to you, subject to the achievement or deemed achievement of the Performance Measures set forth on Exhibit A and the other conditions of this Award Agreement, unrestricted Shares equal to the number of Performance Share Units that become vested, rounded up or down to the nearest whole number. A portion of these Shares will be withheld to pay applicable withholding taxes.
5.Shareholder Rights: Prior to the time that your Performance Share Units vest and the Company has issued Shares relating to such Performance Share Units, you will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares deliverable with respect to such Performance Share Units. However, as of each date on which a cash dividend is paid to holders of Shares, a Divided Equivalent in an amount equal to the cash dividend that is paid on each Share, multiplied by the number of Performance Share Units that remain unvested and outstanding or otherwise have not been settled as of

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the dividend payment date (the “Dividend Equivalent Amount”) shall be credited to an unfunded account for your benefit. The aggregate Dividend Equivalent Amount, if any, credited to such account shall vest and be paid in cash at the same time and subject to the same vesting and performance conditions as the corresponding Performance Share Units to which the Dividend Equivalent Amount relates. From and after the date Shares are actually issued or delivered upon settlement of the Performance Share Units, you then will have dividend rights with respect to those Shares.
6.Non-Transferability of Performance Share Units:
(a)No assignment or transfer of Performance Share Units, whether voluntary or involuntary, by operation of law or otherwise, can be made except by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company.

(b)Notwithstanding the preceding paragraph, you may transfer your Restricted Stock Units to one or more family members (as such term is defined in the General Instructions to Form S-8, (or any successor to such instructions or such form) under the Securities Act of 1933, as amended) or to one or more trusts established solely for the benefit of one or more family members or to one or more partnerships in which the only partners are family members; provided, however, that (i) no such transfer shall be effective unless you deliver reasonable prior notice thereof to the Company and such transfer is thereafter effected subject to the specific authorization of, and in accordance with any terms and conditions that shall have been made applicable thereto by, the Committee or the Board, (ii) any such transferee shall be subject to the same terms and conditions hereunder as you are and (iii) such transfer cannot be made for value.
7.Termination of Employment:
(a)By Death or Disability: If your employment terminates due to your death or Disability, a prorated number of your outstanding Performance Share Units shall become vested at the end of the Performance Period, which prorated number shall be determined by multiplying the number of Performance Share Units that are earned at the end of the Performance Period, based on the extent to which the Performance Measures set forth on Exhibit A are achieved, by a fraction, the numerator of which is the number of months in the Performance Period that occurred prior to such termination of employment, and the denominator of which is the total number of months in the Performance Period. For this purpose, you will be credited with a month of employment during the Performance Period only if you are employed for at least 15 days during such month. Any Performance Share Units that do not become vested pursuant to this Section 7(a) shall be forfeited. The Performance Share Units that become vested pursuant to this Section 7(a) shall be issued to you or your beneficiary or estate within 2½ months after the last day of the Performance Period.

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(b)By Retirement: If your employment terminates after your Retirement Eligible Date for a reason other than Cause, as defined below, a prorated number of your outstanding Performance Share Units shall become vested as of the end of the Performance Period. The prorated number shall be determined by multiplying the number of Performance Share Units that are earned at the end of the Performance Period, based on the extent to which the Performance Measures set forth on Exhibit A are achieved, by a fraction, the numerator of which is the number of months in the Performance Period that occurred prior to such termination of employment, and the denominator of which is the total number of months in the Performance Period. For this purpose, you will be credited with a month of employment during the Performance Period only if you are employed for at least 15 days during such month. Any Performance Share Units that do not become vested pursuant to this Section 7(b) shall be forfeited. The Performance Share Units that become vested pursuant to this Section 7(b) shall be issued to you within 2½ months after the last day of the Performance Period.
(c)For Other Reasons: Performance Share Units which are not vested as of the date of employment termination for reasons other than those specified in Section 7(a) or 7(b) and which have not become vested pursuant to Section 8 shall immediately terminate and shall be forfeited to the Company.

(d)Definition of Cause: For purposes of this Award Agreement, “Cause” shall have the meaning described in your employment or severance agreement with the Company, or if no such agreements exists, then it shall mean your: (i) repeated failure to perform a substantial part of your duties and responsibilities; (ii) willful misconduct, illegal act, fraud or dishonesty; (iii) material violation of the rules of conduct of the Company or (iv) violation of your duty of confidentiality and loyalty to the Company, which in each case shall be determined by the Company in its sole and absolute discretion.
8.Change in Control: In the event of a Change in Control, the achievement of the Performance Measures shall be determined, and the Performance Share Units shall vest in accordance with the terms of the Plan.

9.Section 409A. The Performance Share Units are intended to be exempt from Section 409A of the Code, and this Award Agreement shall be interpreted and construed accordingly.

Please acknowledge your agreement to participate in the Plan and this Award Agreement, and to abide by all of the governing terms and provisions, by providing your digital signature on the Agreement to Participate attached hereto as Exhibit B. Please print a copy of the Agreement to Participate for your files.

Refer any questions you may have regarding your grant of Performance Share Units to the Vice President, Member and Community Relations. Once again, congratulations on the receipt of your Performance Share Unit award.

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Sincerely,

Jeff Lorenger
Chairman, President and Chief Executive Officer
HNI Corporation

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EXHIBIT A

Performance Share Unit Award
Performance Measures for the Performance Period

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EXHIBIT B

HNI Corporation 2021 Stock-Based Compensation Plan:
Performance Share Unit Award
Agreement to Participate

By signing this Agreement to Participate, I acknowledge that I have read the Award Agreement and the Plan, and that I fully understand all of my rights thereunder, as well as all of the terms and conditions which may limit the vesting of the Performance Share Units.

Electronic Signature                        Date of Signature
Participant Name